Exhibit 107

Calculation of Filing Fee Tables

Form F-1

(Form Type)

CardieX Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee(2)
Fees to be Paid	Equity	Ordinary shares, no par value (3)	457(o)	—	—	$11,500,000	0.00011020	$1,267.30
	Equity	Representative’s warrant to purchase American Depositary Shares (4)	457(g)	—	—	—	—	—
	Equity	Ordinary shares underlying the American Depositary Shares issuable upon exercise of the Representative’s warrant (3)(5)	457(o)	—	—	$575,000	0.00011020	$63.37
	Total Offering Amounts					$12,075,000		$1,330.67
	Total Fees Previously Paid							$1,330.67
	Total Fee Offsets							—
	Net Fee Due							$0

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from share splits, dividends or similar transactions.

(2)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. Includes additional ordinary shares represented by American Depositary Shares (“ADSs”) that the underwriters have the option to purchase.

(3)	ADSs issuable upon deposit of the ordinary shares registered hereby are being registered under a separate registration statement on Form F-6 (File No. 333-274256). Each ADS represents 75 ordinary shares.

(4)	No separate fee is required pursuant to Rule 457(g) under the Securities Act.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The warrants are exercisable at a per American Depositary Share exercise price equal to 100% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Representative’s warrants is equal to $575,000 (which is equal to 5% of the proposed maximum aggregate offering price for the ADSs of $11,500,000).